Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	% Ownership
Brushy Gap Coal & Gas, Inc.	Kentucky	100% owned by our indirect subsidiary Nytis Exploration Company LLC

Carbon California Company, LLC	Delaware	53.92% represented by Class A and Class B Units

Carbon California Operating Company, LLC	Delaware	100%

Nytis Exploration Company LLC	Delaware	98.1% owned by our subsidiary Nytis Exploration (USA) Inc.

Nytis Exploration (USA) Inc.	Delaware	100%

Carbon Appalachian Company, LLC	Delaware	100%

Carbon Appalachia Group, LLC	Delaware	100% owned by our subsidiary Carbon Appalachian Company, LLC

Carbon Tennessee Mining Company, LLC	Delaware	100% owned by our subsidiary Carbon Appalachian Company, LLC

Carbon Appalachia Enterprises, LLC	Delaware	100% owned by our subsidiary Carbon Appalachian Company, LLC

Coalfield Pipeline Company	Tennessee	100% owned by our subsidiary Carbon Appalachian Company, LLC

Knox Energy, LLC	Tennessee	100% owned by our subsidiary Carbon Appalachian Company, LLC

Carbon West Virginia Company, LLC	Delaware	100% owned by our subsidiary Carbon Appalachian Company, LLC

Appalachia Gas Services Company, LLC	Delaware	100% owned by our subsidiary Carbon Appalachian Company, LLC

Cranberry Pipeline Corporation	Delaware	100% owned by our subsidiary Carbon Appalachian Company, LLC